Exhibit 99.1
Magnolia Solar, in collaboration with the SUNY NanoCollege and U.S. Photovoltaic Manufacturing Consortium, demonstrates high-performance flexible CIGS solar cell

ALBANY, NY--(Marketwire - March 12, 2013) - Magnolia Solar Corporation (MGLT) ("Magnolia Solar") announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has demonstrated a flexible CIGS solar cell with an efficiency of 13 percent, rivaling the average efficiency of current PV technologies and proving that flexible thin film solar cells are potentially a viable solution for various energy needs. The flexible CIGS solar cell, made using thin, flexible stainless steel and titanium substrates, was developed and produced by the U.S. Photovoltaic Manufacturing Consortium (PVMC) on behalf of Magnolia Solar at the College of Nanoscale Science and Engineering’s (CNSE) Solar Energy Development Center (SEDC) located in Halfmoon, New York.

This flexible solar cell demonstration is the result of the successful and continuing collaborative research effort between Magnolia Solar, CNSE, and PVMC, and is supported by the New York State Energy Research and Development Authority (NYSERDA). To increase the adoption of game-changing clean energy solutions, Magnolia Solar intends to continue to work with CNSE to further develop high-efficiency flexible solar cells for defense and commercial applications, making use of their significant advantages over inflexible solar cells that are made using crystalline silicon and thin film solar cells on glass.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, said, "We are working with the College of Nanoscale Science and Engineering through our research and development center located at CNSE's Albany NanoTech Complex to further improve the PV production process and demonstrate AR coating technology on high-efficiency solar cells. We are also grateful for NYSERDA’s support and for our collaboration with CNSE and the U.S. Photovoltaic Manufacturing Consortium, part of the Department of Energy’s SunShot Photovoltaic Manufacturing Initiative (PVMI)."

CNSE Professor and Vice President for Clean Energy Programs Dr. Pradeep Haldar said, “As further testament to Governor Andrew Cuomo’s vision and leadership in catalyzing New York’s innovation-driven economy, the results of CNSE’s collaboration with Magnolia Solar demonstrate a unique ability to tap the vast potential of solar energy. Through its leadership in PVMC, CNSE is delighted to work with companies like Magnolia Solar to lower the costs of solar energy production, making this clean energy resource even more competitive by taking advantage of New York’s world-class research and development ecosystem.”

Magnolia Solar has filed multiple patents to protect its intellectual property, and the company continues to add to its patent portfolio. Magnolia is also making progress with further improvements to the CIGS solar cells and nanostructured AR coating technology for solar cell applications. This nanostructured antireflection coating uses oblique angle nanostructure growth, thereby enhancing energy absorption and minimizing reflection loss.

About Magnolia Solar Corporation

Based in Woburn, MA, and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs. Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia's exclusive material structures with advanced optical coatings. Magnolia's patent-pending technology has the ability to capture a larger part of the solar spectrum to produce high-efficiency solar cells, and it incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt. Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids, and distributes power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, YouTube, or LinkedIn.

About CNSE

SUNY CNSE is the first college in the world dedicated to education, research, development and deployment in the emerging disciplines of nanoscience, nanoengineering, nanobioscience and nanoeconomics. With more than $14 billion in high-tech investments, CNSE represents the world’s most advanced university-driven research enterprise, offering students a one-of-a-kind academic experience and providing over 300 corporate partners with access to an unmatched ecosystem for leading-edge nanoelectronics and nanotechnology R&D and commercialization. CNSE’s footprint spans upstate New York, including its Albany NanoTech Complex, an 800,000-square-foot megaplex with the only fully-integrated, 300mm wafer, computer chip pilot prototyping and demonstration line, and an expansion now underway will house the world’s first Global 450mm Consortium. More than 3,100 scientists, researchers, engineers, students and faculty work on site, from CNSE and the leading global high-tech companies. In addition, CNSE’s Solar Energy Development Center provides a prototyping and demonstration line for next-generation CIGS thin-film solar cells, supporting its leadership of the U.S. Photovoltaic Manufacturing Consortium. For information, visit www.cnse.albany.edu.

About PVMC

The Photovoltaic Manufacturing Consortium (PVMC), spearheaded by the College of Nanoscale Science and Engineering (CNSE) of the University at Albany and SEMATECH as part of the U.S. Department of Energy’s (DOE) SunShot Initiative, is an industry-led consortium for cooperative R&D among industry, university, and government partners to accelerate the development, commercialization, and manufacturing of next-generation solar photovoltaic (PV) systems. Through its programs and advanced manufacturing development facilities, PVMC is a proving ground for innovative solar technologies and manufacturing processes. For more information on the U.S. PVMC, visit www.uspvmc.org.

About NYSERDA

NYSERDA strives to facilitate change through the widespread development and use of innovative technologies to improve the State’s energy, economic, and environmental wellbeing. In fulfilling its mission, NYSERDA’s workforce reflects its public service orientation, placing a premium on objective analysis and collaboration, as well as reaching out to solicit multiple perspectives and share information. NYSERDA is committed to public service, striving to be a model of efficiency and effectiveness, while remaining flexible and responsive to its customers’ needs. NYSERDA’s programs and services provide a vehicle for the State to work collaboratively with businesses, academia, industry, the federal government, environmental community, public interest groups, and energy market participants. Through these collaborations, NYSERDA seeks to develop a diversified energy supply portfolio, improve market mechanisms, and facilitate the introduction and adoption of advanced technologies that will help New Yorkers plan for and respond to uncertainties in the energy markets. For more information, please visit http://www.nyserda.ny.gov/.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

For more information contact:
Magnolia Solar Corporation
Email Contact:  info@magnoliasolar.com